SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

CENIT Bancorp, Inc.
----------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies.

       ---------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies.

       ---------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       ---------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       ---------------------------------------------------------------
    5) Total fee paid:

       ---------------------------------------------------------------

 / / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       ---------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

       ---------------------------------------------------------------

    3) Filing Party:

       ---------------------------------------------------------------

    4) Date Filed:

       ---------------------------------------------------------------

   March 17, 1997



   Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of CENIT Bancorp, Inc. (the "Company"), which will be held at The Chrysler Museum of Art Theater, 245 West Olney Road, Norfolk, Virginia, on April 23, 1997 at 5:00 p.m.

   The attached Notice of the Meeting and the Proxy Statement describe the formal business to be transacted at the Meeting.

   The Board of Directors of the Company unanimously recommends a vote "FOR" each of the four persons who have been nominated to serve as a director of the Company.

   YOUR VOTE IS IMPORTANT. You are urged to sign, date and mail the enclosed Proxy Card promptly in the postage-paid envelope provided. If you attend the Meeting, you may vote in person even if you have already mailed in your Proxy Card.

   On behalf of the Board of Directors and all of the employees of the Company and its subsidiaries, I wish to thank you for your continued support. We appreciate your interest.

   Sincerely yours,



   Michael S. Ives
   President and Chief Executive Officer

                       CENIT Bancorp, Inc.
                       225 West Olney Road
                     Norfolk, Virginia  23510
                          (757) 446-6600

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   To Be Held on April 23, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of CENIT Bancorp, Inc. (the "Company") will be held at The Chrysler Museum of Art, 245 West Olney Road, Norfolk, Virginia 23510, on April 23, 1997, at 5:00 p.m.

     A proxy statement and a proxy card for the Meeting are enclosed. The Meeting is for the purpose of considering and voting upon the following matters:

     1.   The election of four directors for terms of three years each; and

     2. Such other matters as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has established February 27, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be available at CENIT Bancorp, Inc., 225 West Olney Road, Norfolk, Virginia 23510, for a period of ten days prior to the Meeting and also will be available for inspection at the Meeting itself.

      EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING
A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR NAME, YOU
WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER OF YOUR SHARES TO
VOTE PERSONALLY AT THE MEETING.

                                        By Order of the Board of
                                        Directors


                                        John O. Guthrie
                                        Corporate Secretary
                                        CENIT Bancorp, Inc.
Norfolk, Virginia
March 17, 1997

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                       CENIT Bancorp, Inc.
                       225 West Olney Road
                     Norfolk, Virginia  23510
                          (757) 446-6600

                         PROXY STATEMENT
                  ANNUAL MEETING OF STOCKHOLDERS
                          April 23, 1997

Solicitation and Voting of Proxy.

 This proxy statement is being furnished to stockholders of CENIT Bancorp, Inc. (the "Company"), in connection with the solicitation by its Board of Directors of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at The Chrysler Museum of Art, 245 West Olney Road, Norfolk, Virginia 23510, on April 23, 1997, at 5:00 p.m., and at any adjournments thereof. The 1996 Annual Report to Stockholders, including the consolidated financial statements for the year ended December 31, 1996, accompanies this proxy statement, which is first being mailed to stockholders on or about March 17, 1997.

 Regardless of the number of shares of common stock owned, it is important that stockholders be represented by proxy or present in person at the Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the election of each of the nominees for director named in this proxy statement.

 A proxy may be revoked at any time prior to its exercise by filing written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting, filing a notice of revocation with the Secretary and voting in person. However, if you are a stockholder whose shares are not registered in your name, you will need additional documentation from the record holder of your shares to vote personally at the Meeting.

 The cost of solicitation of proxies in the form enclosed will be borne by the Company. The Company has engaged Georgeson & Company to assist it in proxy solicitations regarding the meeting. Georgeson & Company will perform these services at an anticipated cost of approximately $10,000 plus expenses. Proxies may also be solicited personally or by telephone, fax, or telegraph by directors, officers and regular employees of the Company , CENIT Bank, FSB ("CENIT Bank" or the "Bank"), or Princess Anne Bank ("Princess Anne") without additional compensation. The Company and/or Georgeson & Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities and Principal Stockholders.

 The securities that may be voted at the meeting consist of shares of Common Stock of the Company (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Meeting, except as described below.

 The close of business on February 27, 1997 has been established by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 1,639,989.

 As provided in the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. The Company reserves the right to determine prior to the Meeting whether any beneficial owner of Common Stock beneficially owned shares in excess of the Limit at February 27, 1997.

 The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies. With respect to any action to be taken at the Meeting other than the election of directors, the affirmative vote of a majority of those shares present and voting on such action will be required.

Securities Ownership of Certain Beneficial Owners.

 The following table sets forth certain information about those persons known by management to be beneficial owners of more than 5% of the shares of Common
Stock outstanding on February 27, 1997.   Persons and groups owning in excess of
5% of the Company's Common Stock are required to file certain reports regarding such ownership with the Company and with the Securities and Exchange Commission
(the "SEC") in accordance with Sections 13(d) and 13(g) of the Securities
Exchange Act of 1934 (the "Exchange Act").




Title of Class                   Name and Address of Beneficial Owner          Amount and Nature of Reported      Percent of
                                                                                Beneficial Ownership              Class (1)
Common Stock                     Mid-Atlantic Investors ("Mid-Atlantic")               159,625 (2)                   9.7%
                                 and related parties
                                 P. O. Box 7574
                                 Columbia, South Carolina 29202

Common Stock                     CENIT Employees Stock                                   82,527 (3)                  5.0%
                                 Ownership Plan and Trust
                                 ("ESOP")
                                 225 West Olney Road
                                 Norfolk, Virginia 23510


(1) The total number of shares of Common Stock outstanding at February 27, 1997 was 1,639,989 shares.
(2)  This information on beneficial ownership is based solely on a joint
     Schedule 13D/A filed on January 27, 1997 by Mid-Atlantic Investors, H. Jerry Shearer and Jerry Zucker (the "Mid-Atlantic Group") which the
     Company has not independently verified.   Mr. Zucker disclosed that he has
     sole dispositive and voting power over 108,584 shares.   Mr. Shearer
     disclosed that he has sole dispositive and voting power over 1,041 shares. All parties report shared dispositive and voting power over 50,000 shares.
(3) Michael S. Ives, John O. Guthrie and David A. Foster administer the ESOP in their capacity as trustees of the CENIT Employees Stock Ownership Trust (the "ESOP Trust"). As of the Record Date, 82,527 shares of Common Stock in the ESOP had been allocated to participating employees, and the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, the ESOP trustees have discretionary voting rights as to allocated shares for which no voting instructions have been received.


  The following table sets forth certain information, as of February 27, 1997, about beneficial ownership of the Common Stock of the Company for each director, certain executive officers and for all directors and executive officers of the
Company as a group.
Name                   Number of Shares of                        Ownership as a Percentage
                           Common Stock                             of all Shares of
                       Beneficially Owned (1)                     Common Stock Outstanding



C. L. Kaufman, Jr.              19,945                                    1.22%

David L. Bernd                   3,000                                    0.18%

Patrick E. Corbin                8,860                                    0.54%

J. Morgan Davis                 11,287 (2)                                0.69%

William H. Hodges                7,945                                    0.48%

Michael S. Ives                 26,736 (2)                                1.63%

Frank R. Kollmansperger, Jr.     8,696 (3)                                0.53%

Roger C. Reinhold                2,085                                    0.13%

Anne B. Shumadine                4,440                                    0.27%

John A. Tilhou                   1,948                                    0.12%

David R. Tynch                   2,756                                    0.17%

John O. Guthrie                  8,764 (2)                                0.53%

Alvin D. Woods                   5,309 (2)                                0.32%


All directors and
executive officers as
a group                        130,126 (4)                                7.93%


(1) All shares shown as beneficially owned are owned directly or held by spouses or children of the named persons, unless otherwise indicated.
(2) Includes 474, 5,381, 948 and 948 shares held in the Management Recognition Plan ("MRP") Trust as described elsewhere in this proxy statement on behalf of Messrs. Davis, Ives, Guthrie and Woods, respectively; and 611, 4,380, 2,524 and 2,061 shares held in the ESOP Trust and allocated to Messrs. Davis, Ives, Guthrie and Woods, respectively.
(3) Includes 4,348 shares held by Tako, Inc., a corporation of which Mr. Kollmansperger is an executive officer.
(4) Includes 8,987 shares held in the ESOP Trust and 1,880 shares held in the MRP Trust and allocated to executive officers other than Messrs. Davis, Ives, Guthrie and Woods.

               ELECTION OF DIRECTORS AT THE MEETING

 Pursuant to its bylaws, the number of directors of the Company is set at eleven unless otherwise designated by the Board of Directors. Each of the members of the Board of Directors of the Company also serves presently as a director of
one or more of the bank subsidiaries.   Directors are elected for staggered
terms of three years each, with a term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

 The four nominees proposed for election at the Meeting are Messrs. David L. Bernd, Patrick E. Corbin, John A. Tilhou, and David R. Tynch. Each nominee is presently a director of the Company. The Board of Directors believes that the nominees will stand for election and will serve if elected. However, in the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed Proxy will be voted FOR the election of the four nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

 Mid-Atlantic has indicated an intention to nominate up to three persons as directors of the Company at the Meeting. These individuals, Bonnie N. Curling of Chesapeake, Virginia, described by Mid-Atlantic as a businesswoman, William
S. Dodson of Portsmouth, Virginia, described by Mid-Atlantic as an oral and maxillo-facial surgeon, and Burt Miller, described by Mid-Atlantic as an officer of local shipping and oil transportation businesses, are reported to be the beneficial owners of 2,000, 12,678 and 2,200 shares of Common Stock, respectively.

Information with Respect to Nominees and Continuing Directors.

 The following table sets forth, as of February 27, 1997, the names of the nominees and continuing directors, their ages, and the year in which their terms as directors of the Company expire. Each of the listed directors became a director of the Company at the time of its incorporation in 1991, except for Messrs. Reinhold and Tynch, who became directors of the Company on April 1, 1994, and Messrs. Davis and Tilhou, who became directors on August 16, 1995.

                                                                   Expiration
                                                                   of Term as
                         Positions Held                              Company
       Name              with the Company               Age          Director


Nominees
David L. Bernd               Director                   48                  1997
Patrick E. Corbin            Director                   43                  1997
John A. Tilhou               Director                   43                  1997
David R. Tynch               Director                   49                  1997

Continuing Directors
J. Morgan Davis              Director                   46                  1998
William H. Hodges            Director                   67                  1998
Roger C. Reinhold            Director                   55                  1998
Anne B. Shumadine            Director                   54                  1998
Michael S. Ives              President/Chief            44                  1999
                             Executive Officer/
                             Director
C. L. Kaufman, Jr.           Chairman of the            69                  1999
                             Board/Director
Frank R. Kollmansperger, Jr. Director                   69                  1999


 Set forth below is certain information with respect to the directors of the Company. Unless otherwise indicated, the principal occupation listed for each person below has been his or her principal occupation for the past five years.

  C. L. Kaufman, Jr., serves as Chairman of the Board of Directors of the Company and has been a director of CENIT Bank since 1981. He is self-employed in the management of investments in both a personal and fiduciary capacity.

 David L. Bernd has been a director of CENIT Bank since 1984. Mr. Bernd is presently President and Chief Executive Officer of Sentara Health System, a regional health services corporation where he has been employed since 1973.

  Patrick E. Corbin is a certified public accountant and a principal of Carter Corbin & Co., an accounting firm, and has been employed by that firm since 1980. He has been a director of CENIT Bank since 1988.

 J. Morgan Davis was elected a director of the Company on August 16, 1995 and has been the President and Chief Executive Officer of Princess Anne since 1985.

 William H. Hodges has served as a director of CENIT Bank since 1989, when he retired as a judge of the Virginia Court of Appeals. Judge Hodges had served on the Court of Appeals since his appointment to that position in 1985, and had previously served as a state circuit court judge. He now acts as a consultant and in-house counsel to Plasser American Corporation in Chesapeake, Virginia.

 Michael S. Ives has been a director of CENIT Bank and has been the President and Chief Executive Officer of CENIT Bank since January, 1987.

 Frank R. Kollmansperger, Jr., served as Chairman of the Board of Directors of CENIT Bank from 1987 to 1996 and has been a director of CENIT Bank since 1978. Mr. Kollmansperger serves as President of a corporation organized for investment purposes that is owned by family members, and is a management consultant.

  Roger C. Reinhold became a director of the Company and CENIT Bank on April 1, 1994. Prior to April 1, 1994, Mr. Reinhold had been President and Chief Executive Officer of Homestead Savings Bank, F.S.B. ("Homestead") since 1982. He joined Homestead in 1972.

 Anne B. Shumadine was elected as a director of CENIT Bank in 1991. Mrs. Shumadine is President of Signature Financial Management, Inc., a financial planning firm. She is also an attorney and member of Mezzullo & McCandlish, A Professional Corporation. Prior to that she was an attorney and principal of Shumadine & Rose, P.C. in Norfolk, Virginia. Before founding that firm in 1988, she practiced law in the Norfolk office of McGuire, Woods, Battle & Boothe beginning in 1983.

 John A. Tilhou was elected a director of the Company on August 16, 1995. He is the Chairman of the Board of Princess Anne where he has been a board member since 1992. Mr. Tilhou is an attorney and member of the law firm of Mays & Valentine, which he joined in 1996. Prior to that, he was an attorney and partner at Pender and Coward, P.C., a firm he joined in 1983.

 David R. Tynch became a director of the Company and CENIT Bank on April 1, 1994. Mr. Tynch is President and Managing Partner of the law firm of Cooper, Spong & Davis, P.C. in Portsmouth, Virginia. He joined that firm in 1986. Prior to April 1, 1994, Mr. Tynch had been a director of Homestead since 1985.

Meetings of the Board and Committees of the Board.

 During 1996, the Board of Directors of the Company held twelve regular meetings and one special meeting. No director of the Company who served as a director during 1996 attended fewer than 75% in the aggregate of the total number of the Company's board meetings and the total number of meetings of board committees on
which such director served.   The Boards of Directors of  the Company and the
bank subsidiaries have established various committees, including Audit, Compensation, and Nominating Committees.

 The Board of Directors has established an Audit Committee that is composed of directors Corbin, Kollmansperger, Bernd, Reinhold and Tilhou and is chaired by Mr. Corbin. This Committee meets quarterly with the Company's and the bank subsidiaries' internal auditor, and periodically with the Company's and the bank subsidiaries' external auditors, and reports to the Board of Directors and to senior management on the Company's and the bank subsidiaries' financial condition and internal auditing practices and procedures. During the year ended December 31, 1996, the CENIT Bancorp Audit Committee met three times and the Princess Anne Bank Audit Committee met once.

 The Compensation Committee of the Board of Directors consists of directors Hodges, Corbin, Reinhold, Shumadine and Tilhou and is chaired by Judge Hodges. This Committee meets periodically to evaluate the compensation and fringe benefits of the Company's and the bank subsidiaries' directors, officers and employees. During the year ended December 31, 1996, the Compensation Committee met twice.

 The Board of Directors of the Company appoints a Nominating Committee each year prior to the annual meeting of its stockholders. The Nominating Committee for the 1996 annual meeting consisted of directors Kollmansperger, Ives and Shumadine, and met twice in 1996. The Committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of stockholders.

Directors' Fees.

 Each of the Company's directors, other than the President of the Company and the President of Princess Anne, receives a director's fee of $900 per month plus a $300 attendance fee for each of the 12 regular monthly meetings. Each of CENIT Bank's directors, other than the Chairman of the Board of the Company and the President of CENIT Bank, receives a director's fee of $600 per month. The Chairman of the Board of the Company receives an additional fee of $900 per month. Mr. Tilhou, as Chairman of the Board of Princess Anne, receives a director's fee of $500 per month plus a $150 attendance fee for each of Princess Anne's 24 regular semi-monthly meetings. Messrs. Ives and Davis, as employees, do not receive director's fees from any entity.

 Directors do not receive separate fees for attendance at committee meetings.

Executive Compensation.

 The following table provides certain summary information concerning the compensation of the Company's chief executive officer, Princess Anne's chief executive officer and certain other executive officers for the periods indicated. Because during 1996 the executive officers listed below were the only executive officers of the Company, or banking subsidiaries, whose total salary and bonus compensation exceeded $100,000, no disclosure is made in this table or elsewhere in this proxy statement regarding the compensation of other executive officers.



                    SUMMARY COMPENSATION TABLE

                        Annual Compensation                 Long-Term Compensation
                                                                    Awards

                                                                        Securities
                                                                        Underlying        All Other
Name and Principal                                          Restricted  Options/SARS      Compensation
Position              Year     Salary       Bonus           Stock Award          (#)                (6)

Michael S. Ives       1996    $167,820     $30,000          $33,556 (1)(4)     2,434            $52,231
  President and       1995     166,410      35,640           37,307 (2)(4)     2,434             84,298
  CEO, CENIT          1994     165,000      63,946           22,287 (3)(4)     2,434             22,149
  Bancorp, Inc.
  and CENIT Bank

J. Morgan Davis       1996     114,000      10,000           16,415 (1)(4)     1,000             32,043
  President and       1995     114,000      14,500               --               --            132,897
  CEO, Princess       1994      90,000      18,250               --            1,009 (5)         30,245
  Anne Bank

 John O. Guthrie      1996      88,000      12,000           10,943 (1)(4)       800             35,068
  Senior Vice         1995      88,000       9,674           12,166 (2)(4)       800             37,480
  President/          1994      88,000      12,320            7,268 (3)(4)       800             15,467
  CFO/Corporate
  Secretary
  CENIT Bancorp,Inc.,
  and CENIT Bank

Alvin D. Woods        1996      80,000      22,000           10,943 (1)(4)       800             34,081
  Senior Vice         1995      78,000      14,356           12,166 (2)(4)       800             33,065
  President/          1994      78,000      17,516            7,268 (3)(4)       800             14,780
  Credit Policy &
  Admin.
  CENIT Bancorp,Inc./
  Senior Vice President/
  Chief Lending Officer
  CENIT Bank

_______________
(1) Represents 969, 474, 316 and 316 shares awarded to Messrs. Ives, Davis, Guthrie and Woods, respectively, under the MRP, valued at $34.63 per share as of May 1, 1996, the date on which the grants were effective. Under these grants, Messrs. Ives' and Davis' shares become fully vested at the end of three years from the date of the grant, and Messrs. Guthrie's and Woods' shares become fully vested at the end of five years.
(2) Represents 969, 316 and 316 shares awarded to Messrs. Ives, Guthrie and Woods, respectively, under the MRP, valued at $38.50 per share as of August 15, 1995, the date on which the grants were effective. Under these grants, Mr. Ives' shares become fully vested at the end of three years from the date of the grant, and Messrs. Guthrie's and Woods' shares become fully vested at the end of five years.
(3) Represents 969, 316 and 316 shares awarded to Messrs. Ives, Guthrie and Woods, respectively, under the MRP, valued at $23.00 per share as of May 1, 1994, the date on which the grants were effective. Under these grants, Mr. Ives' shares become fully vested at the end of three years from the date of the grant, and Messrs. Guthrie's and Woods' shares become fully vested at the end of five years.
                                       7

(4) The shares held in the MRP Trust will vest in full on the occurrence of certain other events, including a change in control of the Company or the executive's death or disability. Regardless of vesting, the executives are entitled to receive all dividends payable on the restricted shares, and to direct the MRP trustees as to the manner in which the shares are to be voted, until the shares are distributed to the executives or are forfeited. At December 31, 1996, based on the closing stock price of $41.50 on that date, the value of the remaining restricted stock held on Mr. Ives', Davis', Guthrie's and Woods' behalf in the MRP Trust was $223,312, $19,671, $39,342, and $39,342, respectively.
(5) On August 1, 1995, Princess Anne became a wholly-owned subsidiary of the Company, through an exchange of Princess Anne common stock for shares of Company common stock (the "share exchange"). Represents 3,000 options in Princess Anne stock converted by the share exchange ratio of 0.3364 to 1,009 options in the Company's stock.
(6) Includes $4,750, $4,620, and $7,620 contributed to the Bank's 401(k) Plan by the Bank in 1996, 1995, and 1994, respectively, on behalf of Mr. Ives; 1,062, 1,251 shares, and 406 shares held in the ESOP Trust allocated to Mr. Ives in 1996, 1995, and 1994, respectively; $3,000, $4,404, and
     $5,808 representing taxable compensation received by Mr. Ives related to an automobile allowance in 1996, 1995, and 1994, respectively; and $28,874 in 1995 representing a one-time payment to Mr. Ives for past accrued vacation paid.

     Includes $4,351 contributed to the Bank's 401(k) Plan by the Bank in 1996, and $4,620, and $5,400 contributed to Princess Anne's 401(k) Plan by Princess Anne in 1995 and 1994, respectively, on behalf of Mr. Davis; 611 shares held in the ESOP Trust allocated to Mr. Davis in 1996; $130,460, and $23,077 accrued in 1995 and 1994, respectively, under a deferred compensation agreement between Mr. Davis and Princess Anne;
     and $1,829, $1,686, and $1,686 representing the taxable amount for use of a Princess Anne vehicle in 1996, 1995 and 1994, respectively. In 1995, Mr. Davis was paid a total of $235,052 for the termination of the deferred compensation agreement which included amounts accrued in prior years.

     Includes $3,520, $2,976 and $6,472 contributed to the Bank's 401(k) Plan by the Bank in 1996, 1995 and 1994, respectively, on behalf of Mr. Guthrie; 674, 800 and 271 shares held in the ESOP Trust allocated to Mr. Guthrie in 1996, 1995 and 1994, respectively; $3,000, $3,000 and $3,000 representing taxable compensation received by Mr. Guthrie related to an automobile allowance in 1996, 1995 and 1994, respectively;
     and $1,523 in 1995 representing a one-time payment to Mr. Guthrie for past accrued vacation paid.

     Includes $3,590, $2,771 and $5,906 contributed to the Bank's 401(k) Plan by the Bank in 1996, 1995 and 1994, respectively, on behalf of Mr. Woods; 642, 720 and 258 shares held in the ESOP Trust allocated to Mr. Woods in 1996, 1995 and 1994, respectively; and $3,000, $3,000 and $3,000 representing taxable compensation received by Mr. Woods related to an automobile allowance in 1996, 1995 and 1994, respectively.

  The following table provides information on stock option/stock appreciation rights ("SAR") grants to the Company's Chief Executive Officer and certain other executive officers during 1996.



              OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                         Potential realizable value
                                                                                                         at assumed annual rates of
                                                                                                         stock price appreciation
                                          Individual Grants                                              for option term(2)



                Number of securities underlying     Percent of total options/     Exercise or
Name                options/SARs granted (#) (1)    SARs granted to employees     base price     Expiration
                                                            in fiscal year           ($/Sh)          date        5%($)      10%($)



Michael S.Ives
President and CEO            2,434                               39.0%                $34.63        5/1/06      $53,009     $134,336

J. Morgan Davis              1,000                               16.0%                 34.63        5/1/06       21,779       55,191
President and CEO
Princess Anne Bank

John O. Guthrie                800                               12.8%                 34.63        5/1/06       17,423       44,153
Senior Vice President

Alvin D. Woods                 800                               12.8%                 34.63        5/1/06       17,423       44,153
Senior Vice President



_______________
(1) The options granted to Messrs. Ives, Davis, Guthrie and Woods vest over a four-year period, with one-fourth of the options granted becoming
     exercisable on each May 1 commencing May 1, 1997.   The options may become
     exercisable earlier than such dates upon a "change of control" as defined in the Company's Stock Option Plan, or upon the grantee's retirement, disability or death. Each optionee was granted limited stock appreciation
     rights with respect to all of the shares covered by the options.   Upon
     exercise of a limited stock appreciation right, the optionee could elect to receive, in lieu of purchasing stock, either stock or cash equal to the difference between the fair market value of the underlying shares of the Common Stock subject to the option on the date of exercise, and the exercise price of $34.63 per share. A limited stock appreciation right may be exercised only in the event of a change in control, as defined in the Stock Option Plan.
(2) Represents gain that will be realized assuming the options were held for the entire ten-year period and the price of Common Stock increased at compounded rates of 5% and 10% from the exercise price of $34.63 per share. Potential realizable values per option or per share under these rates of stock price appreciation would be $21.78 and $55.19, respectively. However, these amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stockholdings will be dependent on overall market conditions and on the future performance of the Company and the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.


  The following table provides information on the number of shares acquired on exercise and on the value of unexercised stock options/SARs held by the Company's Chief Executive Officer and certain other executive officers at December 31, 1996.

       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
             AND FISCAL YEAR-END OPTION/SAR VALUES
                                                              Number of                     Value of
                                                          Securities Underlying            Unexercised
                                                          Unexercised Stock             In-the-Money Stock
                     Shares Acquired        Value         Options/SARs at                 Options/SARs At
Name                 on Exercise (#)     Realized ($)     End of Fiscal Year             End of Fiscal Year

Michael S. Ives                --              --               44,389                   $1,185,314 (1)
President and CEO,
CENIT Bancorp, Inc.
and CENIT Bank

J. Morgan Davis                --              --                2,581                       43,393 (2)
President and CEO,
Princess Anne Bank

John O. Guthrie             2,500         $53,750               10,053                      238,861 (3)
Senior Vice President
CENIT Bancorp, Inc.
and CENIT Bank

Alvin D. Woods                 --              --                7,872                      158,806 (4)
Senior Vice President
CENIT Bancorp, Inc.
and CENIT Bank




(1) The market value of Common Stock at December 31, 1996 was $41.50 per share, and the exercise price is $11.50 per share on 37,087 shares, $23.00 on 2,434 shares, $34.63 on 2,434 shares and $37.00 on 2,434 shares.
(2) The market value of Common Stock at December 31, 1996 was $41.50 per share, and the exercise price is $17.83 per share on 1,413 shares, $23.18 on 168 shares and $34.63 on 1,000 shares.
(3) The market value of Common Stock at December 31, 1996 was $41.50, and the exercise price is $11.50 on 6,153 shares, $21.25 on 1,500 shares, $23.00 on 800 shares, $34.63 on 800 shares and $37.00 on 800 shares.
(4) The market value of Common Stock at December 31, 1996 was $41.50, and the exercise price is $11.50 on 2,472 shares, $21.25 on 3,000 shares, $23.00 on 800 shares, $34.63 on 800 shares and $37.00 on 800 shares.

Compensation Committee Interlocks and Insider Participation.

 There are no known interlocks involving Compensation Committee members and executive officers of the Company.

 During 1996, members of the Compensation Committee engaged in the following transactions with the Company and its subsidiaries:

 Mezzullo & McCandlish, A Professional Corporation. Anne B. Shumadine is a director of CENIT Bank and Company and also renders, from time to time, certain legal services to CENIT Bank. The aggregate amount of all fees paid by the Company and its bank subsidiaries to Mezzullo & McCandlish did not exceed five percent of the firm's gross revenues during its last full fiscal year. The Company and its bank subsidiaries believe that their transactions with Mezzullo & McCandlish have been made on a basis no less favorable than that which would have been made with unrelated parties.

 Pender & Coward, P.C. Until February, 1996, John A. Tilhou was a member of the law firm of Pender & Coward, P.C., which serves as counsel to Princess Anne.
The aggregate amount of all fees paid by Princess Anne to Pender & Coward, P.C., did not exceed five percent of the firm's gross revenues during its last full fiscal year. The Company and its bank subsidiaries believes that their transactions with Pender & Coward, P.C., have been made on a basis no less favorable than that which would have been made with unrelated parties.

 Mays & Valentine. In February, 1996, John A. Tilhou became a member of the law firm of Mays & Valentine. The aggregate amount of all fees paid by the Company to Mays & Valentine did not exceed five percent of the firm's gross revenues during its last full fiscal year. The Company and its bank subsidiaries believes that their transactions with Mays & Valentine have been made on a basis no less favorable than that which would have been made with unrelated parties.

 Churchland Branch Lease. CENIT Bank leases its office in the Churchland area of Chesapeake, Virginia from T. R. & T., a general partnership of which Roger C. Reinhold and David R. Tynch are two of the partners. This branch was formerly operated by Homestead. The lease agreement grants the Bank a lease for a term of 15 years, which commenced February 1, 1986, with options to renew the lease for four additional terms of five years each. The monthly rent is $3,948 with adjustments made at the end of each five-year period. The total rent paid for
the year ended December 31, 1996 was  $46,905.   Based on a review of the lease
in September 1985, the predecessor of the Office of Thrift Supervision approved the lease in accordance with federal regulations.

Compensation Committee Report on Executive Compensation.

 The Compensation Committee (the "Committee"), which is composed of the nonemployee Directors of the Company listed below, recommends to the Boards of Directors of the bank subsidiaries the annual salary levels and any bonuses to be paid to the bank subsidiaries' executive officers. All salaries and bonuses paid to the Company's executive officers are received by them from their respective bank subsidiaries in their capacities as officers. The members of the Committee also serve as the committees with authority to make awards under the MRP and Stock Option Plan, and this report covers the Committee members' policies and actions in those capacities.

 The Committee recommended the 1996 salaries for executive officers based on a subjective determination of a reasonable salary level for each officer relative to the individual's responsibilities and performance. Mr. Ives' salary for 1996 continued at the 1995 level of $167,820.

 In 1996, the Bank paid certain bonuses to executive officers pursuant to the Bank's Key Executive Incentive Plan ("Incentive Plan") based upon 1995 performance. The Incentive Plan provides for the Board of Directors of the Bank, with the recommendation of the Committee and the Chief Executive Officer, to establish a target bonus award for each officer early in each year. The award is expressed as a percentage of the officer's base salary. The Board also establishes two sets of performance measures under the Incentive Plan. The first set, Company Performance Measures, consists of specific quantitative goals with respect to earnings per share growth rate, return on assets, return on equity, tangible capital ratio, operating efficiency, net interest margin, charge-offs, non-performing assets and classified assets. The Chief Executive Officer's performance is determined solely pursuant to these Company Performance Measures. The second set, Individual Performance
Measures, consists of specific quantitative, qualitative or project-related goals for the year. With respect to each measure, the Board sets a target goal and minimum attainment and maximum value levels with points corresponding to each. The Board also weights the points for each measure among the officers individually based upon the relationship of each officer's responsibilities to various corporate results. The sum of the points for all target goals equates to 100% of the officer's target bonus award. Achievement above the target goals can result in an award exceeding the target bonus; however, the maximum award is 40% of base salary, unless increased by the Board. After the close of the year, the Committee assesses the extent to which the corporate and individual performance goals have been attained, and after any adjustments to the total awards or individual awards, recommends to the Board for final action the bonus awards to be paid to the officers under the Incentive Plan.

 Mr. Ives' 1996 bonus of $30,000, representing 17.9% of 1995 base salary, was paid pursuant to the Incentive Plan. The bonus was based on 1995 corporate performance which achieved 50.5% of Mr. Ives' aggregate target points assigned to the Company Performance Measures, as described above. Mr. Ives' 1995 target points and actual points (indicated parenthetically) were weighted as follows: earnings per share growth rate--15% (1.2%); return on assets--5% (0%); return on equity--15% (2.8%); tangible capital ratio--5% (0%); operating efficiency ratio --10% (0%); net interest margin--15% (6.7%); charge-offs--10% (12.5%); non-
performing assets--15% (15.5%); and classified assets--10% (11.8%).

 In 1996, the Committee made MRP and Stock Option Plan awards to executive officers pursuant to a general policy, subject to annual discretion and change, of making grants on a substantially consistent basis resulting in approximately the same total awards each year. The Committee determined the individual officers' respective awards based on a subjective determination of a reasonable level for each officer relative to the individual's responsibilities, performance and prior grants. The amounts of Mr. Ives' awards were determined on this basis.


                          COMPENSATION COMMITTEE
                            William H. Hodges
                            Patrick E. Corbin
                            Roger C. Reinhold
                            Anne B. Shumadine
                            John A. Tilhou

 Neither the Compensation Committee report above nor the stock performance graph that follows is incorporated by reference in any prior or future SEC filings, directly or by reference to the incorporation of Proxy Statements of the Company, unless such filing specifically incorporates the report or the stock performance graph. SEC rules provide that the compensation committee report and the stock performance graph are not deemed to constitute "soliciting material" or to be filed with the SEC, and are not subject to SEC Regulations 14A or 14C, except as provided in SEC regulations, or to the liabilities under
Section 18 of the Exchange Act.

Stock Performance Graph.

 The following graph provides a comparison with the stated indices of the percentage change in the Company's cumulative total stockholder return on its Common Stock for the period beginning August 6, 1992, the date the Company's stock began trading. The Company's stock performance is compared to the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. Companies) which is a broad market equity index calculated by CRSP at the University of Chicago. This index comprises all domestic common shares traded on the Nasdaq National Market and the Nasdaq Small Cap Market.

 In addition, the Company's stock performance is compared to the Nasdaq Total Return Industry Index of Savings Institutions (SIC Code 603). This industry index has also been calculated by the CRSP.

 It should be noted that in light of the extremely short period of time reflected by this graph, there is no reason to assume that the performance of the Company's Common Stock for the period shown on the graph will be reflective of long-term performance. In any event, the following graph is designed to be only a general depiction of one method of measure of corporate performance to be used by stockholders in evaluating the performance of the Company.

Comparison of Cumulative Total Return Among CENIT Bancorp, Inc. CRSP Total Return Index for the Nasdaq Stock Market (US Companies) and
CRSP Total Return Index for Nasdaq Savings Institutions (SIC Code 603)

       EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                        8/6/92      12/31/92       12/31/93      12/30/94      12/29/95      12/31/96

CENIT Bancorp, Inc.     $100.00      $111.54        $165.89       $162.36       $293.76        338.98

CRSP Index for Nasdaq   $100.00      $118.32        $135.82       $132.76       $187.75        230.95
  Stock Market

CRSP Index for Savings  $100.00      $115.39        $161.94       $165.18       $247.58        317.57
  Institutions

Notes:
A.  The lines represent monthly index levels derived from compounded daily returns that include all dividends
B.  If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used
C.  The index level for all series was set to $100.00 on 8/6/92
                                       13

Employment Agreements.

 President and Chief Executive Officer of the Company and CENIT Bank. Under an Employment Agreement (the "Agreement") entered into between the Company, CENIT Bank and Michael S. Ives on July 1, 1995 and amended on November 26, 1996, Mr. Ives is employed as the President and Chief Executive Officer of both the Company and CENIT Bank. The current term of the Agreement expires June 30, 1998, and the Agreement is renewable by the Boards of Directors of the Company and CENIT Bank for successive one year terms.

 The Agreement provides a base salary of not less than $167,820, subject to increases approved at the discretion of the Boards of Directors of the Company and CENIT Bank, and for annual incentive bonuses of up to 40% of Mr. Ives' then current base salary. The incentive bonus is based on CENIT Bank's attainment of objective standards of financial performance established by agreement between Mr. Ives and the Boards of Directors. For the year ended December 31, 1996,
Mr. Ives received base salary in the amount of $167,820.   Mr. Ives received a
$30,000 bonus in 1996 for services rendered in 1995. In addition, the Agreement provides for Mr. Ives' participation in certain fringe benefits, and in any stock option or similar rights offered to other officers and employees of CENIT Bank.

 The Agreement provides for termination of Mr. Ives' employment for "cause" (as defined in the Agreement) at any time or in certain events specified by OTS regulations. In the event that Mr. Ives' employment is terminated for reasons other than cause, including a voluntary resignation by Mr. Ives upon his failure to be reelected to his current offices in the Company and CENIT Bank or a material change in his responsibilities or reduction in base salary, Mr. Ives would be entitled to continue to receive his base salary for one year from the date of termination. CENIT Bank is also required to continue Mr. Ives' benefits
plans for a period of one year following a termination without cause.   In
addition, if a "change in control" of the Company or CENIT Bank occurs, Mr. Ives will be entitled to additional compensation if within 12 months thereafter his employment is terminated without cause or he voluntarily terminates his employment with CENIT Bank as a result of a material change in his responsibilities. In these circumstances, Mr. Ives will be entitled to receive, in lieu of the one-year salary continuation generally provided for in the event of a termination without cause, a lump sum payment equal to 2.99 times Mr. Ives' average annual compensation received during the five years next ending prior to the date of the change of control. A "change of control" is defined in the Agreement to occur upon any of the following events: (a) the acquisition by any person or group of 20% or more of the outstanding shares or the voting power of the outstanding securities of the Company; (b) either a majority of the directors of Company at the annual stockholders meeting have been nominated other than by or at the direction of the incumbent directors of the Company's Board of Directors, or the incumbent directors cease to constitute a majority of the Company's Board of Directors; (c) the Company's shareholders approve a merger or other business combination pursuant to which the outstanding common stock of the Company no longer represents at least 50% of the combined entity after the transaction; (d) the Company's shareholders approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company's assets; or (3) any other event or circumstance determined by the Company's Board of Directors to affect control of the Company and designated by resolution of the Board of Directors as a change of control.

 Mr. Ives would be entitled to a severance payment of $770,896 in addition to certain stock option and related stock appreciation rights acceleration rights, were a change of control of the Company to occur during 1997. Under Section 280G of the Internal Revenue Code, if Mr. Ives' severance payments and the value of his stock option and stock appreciation rights acceleration equal or exceed three times his average W-2 compensation for the five tax years immediately preceding a change in control and if they are contingent upon the change of control, the amount by which those severance payments and benefits exceed his average W-2 compensation for the five-year period will be deemed to be "excess parachute payments." In that event, a 20% excise tax would be imposed on Mr. Ives' excess parachute payments and the Company would not be entitled to deduct the excess parachute payments. The
Agreement provides that if the severance payments to Mr. Ives would otherwise constitute excess parachute payments in the opinion of the Company's independent accountants, then the Company and CENIT
Bank will reduce the severance payments to an amount that would not give rise to excess parachute payments.

 The Agreement also restricts the ability of Mr. Ives to compete with the Company or CENIT Bank for a period of 12 months after the termination of his employment under the Agreement, but this non-competition provision is not operative following any change of control.

 President and Chief Executive Officer of Princess Anne.   J. Morgan Davis is
employed by Princess Anne pursuant to the terms of an Employment Agreement (the "Davis Agreement") entered into between Mr. Davis and Princess Anne as of January 30, 1995 and amended on November 13, 1996. Under the Davis Agreement, Mr. Davis is employed as the

President and Chief Executive Officer of Princess Anne for a term ending on August 1, 1998. The Davis Agreement is renewable by the Board of Directors of Princess Anne for successive periods of one year.

 The Davis Agreement provides for a base salary of $114,000, subject to increases approved in the discretion of Princess Anne's Board of Directors, and for Mr. Davis' participation in fringe benefit and other plans offered to other senior officers of Princess Anne.

 The Davis Agreement provides for termination of Mr. Davis' employment for "cause" (as defined in the Davis Agreement). If Mr. Davis' employment is terminated by Princess Anne for reasons other than cause, including voluntary resignation by Mr. Davis upon his failure to be reelected to his current offices in Princess Anne or a material change in his responsibilities or a reduction in base salary, Mr. Davis will be entitled to receive his salary and benefits for
a period of one year following termination.   In addition, if the termination of
Mr. Davis' employment is associated with a "change of control," Mr. Davis will be entitled to severance pay equal to 2.99 times the cash compensation received by Mr. Davis during the 12 months ending immediately prior to the termination of employment. The term "change of control" is defined in a manner similar to that provided for in Mr. Ives' Agreement, and is also subject to the limitations of
Section 280G of the Internal Revenue Code.

 The Agreement also restricts the ability of Mr. Davis to compete with Princess Anne for a period of 12 months after the termination of his employment under the Agreement, but this non-competition provision is not operative following any change of control.

Transactions with Certain Related Persons.

 In the ordinary course of business, the Company's bank subsidiaries have made loans, and may continue to make loans in the future, to its officers, directors and employees. Under current policy, such loans are made on substantially the same terms, including collateral, as are available to the general public. The previous policy of CENIT Bank permitted the directors and executive officers to borrow at an interest rate one percentage point in excess of CENIT Bank's then existing cost of funds.

 In the opinion of management, the loans to officers, directors and employees do not involve more than the normal risk of collectibility.

 Set forth below is certain information as of December 31, 1996 as to loans made by the Company's bank subsidiaries to certain of the Company's directors and banks' subsidiary executive officers whose aggregate indebtedness to CENIT Bank or Princess Anne Bank exceeded $60,000 at any time since January 1, 1996.
Except as otherwise indicated, all of the loans are first mortgage loans secured by the residence of the directors and officers listed.

                                                            Largest Amount        Balance as of
                                        Maturity Date       Outstanding Since     December 31,       Interest
                    Date of Loan          of Loan           January 1, 1996          1996              Rate             Type

David L. Bernd(1)      05/87              06/17               $160,039            $157,035            7.875%            Fixed

J. Morgan Davis        05/96              06/26                207,000                   -            8.125%            Fixed
                       05/96              05/26                 68,000              67,727            8.875%            Fixed,
                                                                                                                       Callable

David R. Tynch         07/92              08/07                166,650             156,267            8.000%            Fixed
                       03/90              02/05                 24,243              23,474            7.375%           Adjustable



__________________
(1) Although CENIT Bank's present policy, as now required by law, is to make loans to directors and executive officers on substantially the same terms as are available to the general public, this loan was made pursuant to CENIT Bank's previous policy described above.
                                       15

 Other Potential Conflicts.     Management of the Company does not believe that
any director or officer or affiliate of the Company, or any record or beneficial owner of more than 5% of the Common Stock of the Company, or any associate of any such director, officer, affiliate or stockholder, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material proceeding.

 Cooper, Spong & Davis, P.C. David R. Tynch is a member of the law firm of Cooper, Spong & Davis, P.C. The aggregate amount of all fees paid by the Company and its bank subsidiaries to Cooper, Spong & Davis did not exceed five percent of the firm's gross revenues during its last full fiscal year. The Company and its bank subsidiaries believe that their transactions with Cooper, Spong & Davis have been made on a basis no less favorable than that which would have been made with unrelated parties.

Compliance with Section 16(a) of the Securities Exchange Act of 1934.

 Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers. Officers and directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

 Based solely on its review of the copies of such forms received by it, the Company is aware Mr. Davis did not report until 1997 a transaction involving the exercise of warrants for 303 shares that should have been reported in May 1996, and that Mrs. Shumadine filed a late report of an August 1996 purchase of 200 shares by an adult child then living in her household. In addition, Messrs. Davis, Tilhou and Stant were required to file amended Forms 3 during 1996 or to report amended Form 3 holdings on Forms 5 in order to reflect the terms of and minor differences in rounding the number of Princess Anne stock options and warrants that had been converted to options and warrants to purchase the Company's Common Stock.

Independent Accountants.

 The Board of Directors has selected the accounting firm of Price Waterhouse LLP, independent accountants, to be the Company's independent accountants for the year ended December 31, 1996. A representative of Price Waterhouse LLP is expected to be present at the Meeting, will have the opportunity to make a statement at the meeting if he or she desires to do so, and will be available to respond to appropriate questions. The Board of Directors has not yet made a determination regarding the selection of independent accountants for the year ending December 31, 1997. Under the Company's Certificate of Incorporation and Bylaws, stockholders are not required to ratify or confirm the selection of independent accountants made by the Board of Directors.

Stockholder Participation.

 In the event that a stockholder wishes to submit a proposal for consideration by the stockholders of the Company at the 1998 Annual Meeting of Stockholders (the "1998 Meeting"), then in order for the proposal to be includible in the proxy statement for the 1998 Annual Meeting, such proposal must be received by the Secretary of the Company no later than November 17, 1997.

 The Bylaws of the Company provide a procedure for certain business to be brought before annual meetings of the Company's stockholders, and such proposals may be properly brought before the meeting even if they are not includible in the proxy statement for the meeting, so long as the proposing stockholder complies with the advance notice provisions of the Bylaws. If written notice of business proposed to be brought before the 1998 Meeting is given to the Secretary of the Company, delivered or mailed to and received at the principal executive offices of the Company not later than November 17, 1997, such business may be brought before the 1998 Meeting. Information regarding the contents of the required notice to the Company is to be found in the Company's Bylaws, which are available from the Company upon request.

 Stockholders are also permitted to submit nominations of candidates for the Board of Directors. If a stockholder wishes to nominate a candidate to stand for election as a director at the 1998 Meeting, the nomination shall be made by written notice to the Secretary of the Company, which must be delivered or mailed to and received at the principal executive offices of the Company not later than November 17, 1997. The requirements regarding the form and content of stockholder nominations for directors are also set forth in the Bylaws.

Other Matters Which May Properly Come Before the Meeting.

 Neither the Board of Directors nor management of the Company intends to bring before the Meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. However, Mid-Atlantic may present one or more resolutions at the Meeting. These resolutions propose that the stockholders express a desire that (i) the Board of Directors engage an investment banker to determine the Company's value and report the investment banker's conclusions to the stockholders, (ii) the Board of Directors contact potential acquirors of the Company to determine the possible terms of an acquisition, (iii) the Board of Directors not adopt or pursue any long-term plans that would interfere with the acquisition of the Company in the near term, and (iv) the Company and its subsidiaries not employ members of the Company's Board of Directors or their law firms as legal counsel. If any of these proposals is properly presented, the persons named in the proxy intend to use their discretionary authority to vote against such proposals. If any other business should be properly presented, the persons named in the proxy will vote on such matters according to their best judgment. Should any stockholder of the Company elect to solicit proxies with respect to any of these proposals or the Mid-Atlantic director nominations, the Company may send or deliver additional proxy materials to the stockholders.

 Whether or not you intend to be present at the Meeting, you are urged to return your proxy promptly. If you are present at the Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Meeting.

Annual Report on Form 10-K and Additional Information.

 A copy of Form 10-K as filed with the Securities and Exchange Commission is available without charge to stockholders upon written request. Requests for this or other financial information about CENIT Bancorp, Inc., CENIT Bank, FSB, or Princess Anne Bank should be directed to Stuart F. Pollard, Vice President Corporate Communications, CENIT Bank, FSB, Post Office Box 1811, Norfolk,Virginia 23501-1811, Telephone (757) 446- 6692.

                              By Order of the Board of Directors




                              John O. Guthrie
                              Corporate Secretary
                              CENIT Bancorp, Inc.
Norfolk, Virginia
March 17, 1997

 YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

-------------------------------------------------------------------------------
                            (card)
                       CENIT BANCORP, INC.
                       REVOCABLE PROXY
-------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CENIT BANCORP, INC., FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 1997 AND ANY ADJOURNMENT THEREOF.

  The undersigned hereby acknowledges prior receipt of the Notice of the Annual Meeting of Stockholders (the "Meeting") and the Proxy Statement describing the matters set forth below, and indicating the date, time and place of the meeting, and hereby appoints the Board of Directors of CENIT Bancorp, Inc. (the "Company"), or any of them, as proxy, each with full power of substitution to represent the undersigned at the Meeting, and at any adjournment or adjournments thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present on the matters referred to on the reverse side in the manner specified.

  This Proxy, if executed, will be voted as directed, but, if no instructions are specified, this Proxy will be voted FOR the proposal listed. Please sign and date this Proxy on the reverse side and return it in the enclosed envelope. This Proxy must be received by the Company no later than April 23, 1997.

  This Proxy is revocable and the undersigned may revoke it at any time prior to the Meeting by giving written notice of such revocation to the Secretary of the Company or by filing with the Secretary of the Company a duly executed proxy bearing a later date. Should the undersigned be present and wish to vote in person at the Meeting, or any adjournment thereof, the undersigned may revoke this Proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Meeting.

           (Continued and to be signed on reverse side)
-------------------------------------------------------------------------------
                       FOLD AND DETACH HERE
Please mark your vote as indicated in this example                         /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

         FOR                      WITHHOLD
(Except As Marked                 AUTHORITY
  To The Contrary)

          / /                        / /

(1) Election of Directors of all nominees      (2) To vote, in its discretion,
   listed David L. Bernd, Patrick E. Corbin,         upon any other matters that
   John A. Tilhou, David R. Tynch                    may properly come before
                                                     the Annual Meeting or any
                                                     adjournment thereof.  See
                                                     "Other Matters Which May
                                                     Properly Come Before the
                                                     Meeting" in the CENIT
                                                     Bancorp, Inc. Proxy
                                                     Statement.

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the line provided below.

--------------------------------------------------------------------------



Signatures(s)__________________________________________  Date_____________,1997
Please sign your name exactly as it appears hereon. Joint accounts need only one signature, but all accountholders should sign if possible. When signing as an administrator, agent, corporation officer, executor, trustee, guardian or similar position or under a power of attorney, please add your full title to your signature. PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

-------------------------------------------------------------------------------
                       FOLD AND DETACH HERE